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                                                                    EXHIBIT 11.1

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                            THREE MONTHS ENDED SEPTEMBER 30, 1999
                                                   -----------------------------------------------------
                                                     NUMBER                PERCENT            EQUIVALENT
                                                    OF SHARES            OUTSTANDING            SHARES
                                                   ----------            -----------         -----------
COMMON STOCK

    From Founders' Stock                            2,300,000                 100.00%          2,300,000
    Stock Options Exercised                         1,167,063                  95.78%          1,117,811
    Preferred Stock Converted to Common Stock      15,310,943                 100.00%         15,310,943
    1994 Common Stock Offerings                    11,242,857                 100.00%         11,242,857
    1995 Common Stock Offerings                     4,323,874                 100.00%          4,323,874
    1996 Common Stock Offering                      6,000,000                 100.00%          6,000,000
    Employee Stock Purchase Plan Shares Issued        127,399                 100.00%            127,399
    Warrants Exercised                                130,513                  78.40%            102,317
                                                   ----------                                -----------
                                                   40,602,649                                 40,525,201

WEIGHTED AVERAGE SHARES OUTSTANDING                                                           40,525,201

NET LOSS                                                                                     (24,243,367)

NET LOSS PER SHARE                                                                           $     (0.60)
                                                                                             ===========
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